As filed with the Securities and Exchange Commission on December 21, 2012.
Registration Statement No. 333-42182
Registration Statement No. 333-111077
______________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-42182
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-111077

UNDER THE SECURITIES ACT OF 1933
__________________________

Mylan Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1211621 (I.R.S. Employer Identification No.)
1500 Corporate Drive Canonsburg, Pennsylvania (Address of principal executive offices)	15317 (Zip Code)

Mylan Profit Sharing 401(k) Plan
Mylan Puerto Rico Profit Sharing Employee Savings Plan
(Full Title of Plans)

John D. Sheehan
Executive Vice President and
Chief Financial Officer
Mylan Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Telephone: (724) 514-1800
Facsimile: (724) 514-1870
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ X ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [ ]

Deregistration of Securities

These post-effective amendments relate to the following registration statements on Form S-8 (the "Registration Statements"):

•
Registration Statement No. 333-42182 filed with the Securities and Exchange Commission (the "SEC") on July 25, 2000, as amended by Post-Effective Amendment No. 1 filed with the SEC on June 30, 2003, registering 1,500,000 shares of the Registrant's common stock (as adjusted for the three-for-two stock split effective January 27, 2003), of which 1,300,000 shares of common stock were issuable under the Mylan Profit Sharing 401(k) Plan and 200,000 shares of common stock were issuable under the Mylan Puerto Rico Profit Sharing Employee Savings Plan, and an indeterminate amount of plan interests relating to each plan pursuant to SEC Rule 416(c); and

•
Registration Statement No. 333-111077 filed with the SEC on December 11, 2003, registering 2,250,000 shares of the Registrant's common stock, of which 1,650,000 additional shares of common stock were issuable under the Mylan Profit Sharing 401(k) Plan and 600,000 additional shares of common stock were issuable under the Mylan Puerto Rico Profit Sharing Employee Savings Plan, and an indeterminate number of plan interests relating to each plan pursuant to SEC Rule 416(c).

The Registrant has ceased offering its common stock pursuant to the Registration Statements and is filing these post-effective amendments to terminate the effectiveness of the Registration Statements and to deregister any and all plan interests and any and all shares of the Registrant's common stock registered but unsold or otherwise unissued under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on December 21, 2012.

Mylan Inc.
By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these post-effective amendments to the Registration Statements have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

By: /s/ Robert J. Coury Robert J. Coury	Executive Chairman of the Board	December 21, 2012
By: /s/ Heather Bresch Heather Bresch	Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2012
By: /s/ John D. Sheehan John D. Sheehan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2012
By: /s/ Daniel C. Rizzo, Jr. Daniel C. Rizzo, Jr.	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	December 21, 2012
By: /s/ Rodney L. Piatt Rodney L. Piatt	Lead Independent Director and Vice Chairman of the Board	December 21, 2012
By: /s/ Wendy Cameron Wendy Cameron	Director	December 21, 2012
By: /s/ Robert J. Cindrich Robert J. Cindrich	Director	December 21, 2012
By: /s/ Neil Dimick Neil Dimick	Director	December 21, 2012
By: /s/ Douglas J. Leech Douglas J. Leech	Director	December 21, 2012
By: /s/ Joseph C. Maroon, M.D. Joseph C. Maroon, M.D.	Director	December 21, 2012
By: /s/ Mark W. Parrish Mark W. Parrish	Director	December 21, 2012
By: /s/ C.B. Todd C.B. Todd	Director	December 21, 2012
By: /s/ R.L. Vanderveen, Ph.D., R.Ph R.L. Vanderveen, Ph.D., R.Ph	Director	December 21, 2012

The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of the Mylan Profit Sharing 401(k) Plan and the Mylan Puerto Rico Profit Sharing Employee Savings Plan has caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on December 21, 2012.

MYLAN PROFIT SHARING 401(K) PLAN

By:	/s/ Antoinette Petrucci
Antoinette Petrucci
Plan Administrator

MYLAN PUERTO RICO PROFIT SHARING EMPLOYEE SAVINGS PLAN

By:	/s/ Antoinette Petrucci
Antoinette Petrucci
Plan Administrator